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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 22, 2001
                Date of Report (Date of earliest event reported)


                               EXABYTE CORPORATION
               (Exact name of Registrant as Specified in Charter)


         Delaware                      0-18033                   84-0988566
(State or other Jurisdiction       (Commission File            (IRS Employer
      of Incorporation)                 Number)              Identification No.)


                                1685 38TH STREET
                                BOULDER, CO 80301
                    (Address of Principal Executive Offices)


                                 (303) 442-4333
               Registrant's telephone number, including area code
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On August 22, 2001, Exabyte Corporation ("Exabyte") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Ecrix Corporation ("Ecrix") pursuant to which Ecrix will merge into a wholly-owned subsidiary of Exabyte (the "merger"). The outstanding shares of Ecrix's common and preferred stock will be converted into 10,000,000 shares of Exabyte common stock. Additionally, certain investors of Ecrix and persons related to them (the "investors") will invest $9,400,000 in 9,400,000 shares of new Exabyte Series H preferred stock at $1.00 per share at the time of closing the merger. The transaction has been approved by both boards of directors and is subject only to the approval of both Companies' stockholders and other closing conditions. The merger is expected to close by the end of 2001.

     At the effective time of the merger, the number of directors of Exabyte will be increased to seven, two current directors will resign and the resulting vacancies will be filled by the election of G. Jackson Tankersley, Jr., William J. Almon, Sr. and Juan Rodriguez ("designated directors"). Exabyte has also agreed to include the designated directors or designees recommended by them in the slate of directors presented to Exabyte stockholders at future annual meetings. If the beneficial ownership of the voting power of Exabyte's outstanding voting securities held by the investors (including common stock received in the merger) falls below 30%, the number of designated directors will be proportionately reduced to be approximately equal to the percentage of voting power held by the investors. If the percentage of voting power held by the investors falls below 10%, the investors will have no right to designate directors for Exabyte's board.

     Juan Rodriguez is a co-founder and President of Ecrix. He previously founded StorageTek and Exabyte. Mr. Tankersley co-founded The Centennial Funds in 1981 and the Meritage Private Equity Fund in 1998. Mr. Almon spent 30 years with IBM, served as President of Conner Peripherals, founded StorMedia, Inc. and is currently Chairman of Ecrix's executive committee of the board.

     The Series H preferred stock will vote with the common stock and the Series G preferred stock (and not as a separate class) on matters submitted to stockholders. Each Series H preferred share will have the number of votes equal to the number of whole shares of common stock into which such share can be converted. The Series H preferred stock can be redeemed at the option of Exabyte at a redemption price of $3.00 per share. Each Series H preferred share will be convertible into one share of common stock, subject to adjustments for stock splits, stock dividends, mergers and similar events. Without first obtaining the affirmative vote or written consent of not less than a majority of the outstanding shares of Series H preferred stock, which consent will not be unreasonably withheld, Exabyte will not take certain actions, including creation of any class of stock having preferences superior to the Series H preferred stock or engage in any Acquisition or Asset Transfer (as those terms are defined in the Certificate of Designation for the Series H preferred stock).

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     The investors and Exabyte will enter into a registration rights agreement which provides demand and piggyback registration rights for the investors. These registration rights continue until the holders of the registrable securities hold less than 5% of the outstanding shares of Exabyte common stock (on an as-converted basis).

     As provided in the Merger Agreement, Exabyte received an initial loan in the amount of $1,500,000 from certain investors in Ecrix when the Merger Agreement was executed. Exabyte will receive an additional $500,000 from these lenders no earlier than (a) 45 days after August 22, 2001, and (b) two business days after Exabyte certifies to the lenders that certain conditions have been met, including, among others, the filing of an S-4 Registration Statement relating to the merger, the absence of a Material Adverse Effect (as defined in the Merger Agreement) on Exabyte and the absence of an event of default under the applicable loan agreement.

     The loans are secured by a second priority security interest in Exabyte's inventory, accounts, contract rights, general intangibles, intellectual property, books and records, securities, and products and proceeds therefrom. The rights of the lenders under the loans are subordinate to the rights of Exabyte's existing lender for a line of credit. The initial interest rate on the loans is 12%. The loans are due and payable on December 31, 2001, subject to extension if the merger has not been consummated by that date.

     If the Merger Agreement is (1) terminated by Ecrix for any reason other than an intentional breach by Exabyte of the Merger Agreement or (2) terminated by Exabyte as a result of the intentional breach of the Merger Agreement by Ecrix, the lenders may elect to convert the loans into shares of common stock of Exabyte at the rate of $.80 in principal amount plus accrued interest for one share of Exabyte common stock. If the lenders do not elect to convert the loans into common stock within 30 days after the loans become convertible, the maturity dates are automatically extended to August, 2002, and the interest rates are increased to 15% as of the termination date of the Merger Agreement and continue to increase by an additional 1% per annum for each 90-day period until the maturity date. The loans become immediately due and payable if the Merger Agreement is (1) terminated by Exabyte for any reason other than an intentional breach by Ecrix or (2) terminated by Ecrix due to Exabyte's intentional breach of the Merger Agreement.

     Exabyte has amended its Rights Agreement to provide that the issuance of shares in the merger and the purchase of the Series H preferred stock will not cause the investors to be deemed Acquiring Persons, as that term is defined in the Rights Agreement.

     If the Merger Agreement is terminated by a party because of certain events in accordance with the Merger Agreement, the terminating party is obligated to pay a break-up fee of $1,000,000 to the non-terminating party. Either party may terminate the Merger Agreement if the merger has not closed by December 31, 2001.

     The Merger Agreement contains representations and warranties by each of the parties as well as covenants regarding, among other things, the operations of Ecrix and Exabyte pending closing of the merger.

     Exabyte intends to file a joint proxy/registration statement on Form S-4 to be used to register the shares of common stock and preferred stock issuable in the merger and for the purpose of soliciting stockholder approval of the merger and the other transactions contemplated by the Merger Agreement.

     This report is neither an offer to purchase nor a solicitation of an offer to sell shares of Exabyte Corporation. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE JOINT PROXY AND REGISTRATION STATEMENT REGARDING THE TRANSACTIONS REFERRED TO IN THIS REPORT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A free copy of this document (when available) and other documents filed by Exabyte will be available at the SEC's website at www.sec.gov., or at Exabyte's website at www.Exabyte.com/company/investors/SEC.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS

     The following exhibits are filed herewith.

      3.1 Form of Certificate of Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Series H Convertible Preferred Stock of Exabyte.

     10.1 Agreement and Plan of Merger among Exabyte Corporation, Ecrix Corporation, Bronco Acquisition, Inc., and certain lenders and investors named therein dated as of August 22, 2001.

     10.2 Loan and Security Agreement between Exabyte Corporation and the lenders named therein dated as of August 22, 2001.

     10.3 Form of 12% Subordinated Secured Convertible Note of Exabyte dated August 23, 2001.

     99.1      Press Release dated August 23, 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EXABYTE CORPORATION
                                          (Registrant)

Date August 23, 2001                  By /s/ Stephen F. Smith
     ---------------                     -----------------------------------
                                         Stephen F. Smith
                                         Vice President, Chief Financial
                                         Officer, General Counsel and Secretary


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                                  EXHIBIT INDEX


      3.1 Form of Certificate of Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Series H Convertible Preferred Stock of Exabyte.

     10.1 Agreement and Plan of Merger among Exabyte Corporation, Ecrix Corporation, Bronco Acquisition, Inc., and certain lenders and investors named therein dated as of August 22, 2001.

     10.2 Loan and Security Agreement between Exabyte Corporation and the lenders named therein dated as of August 22, 2001.

     10.3 Form of 12% Subordinated Secured Convertible Note of Exabyte dated August 23, 2001.

     99.1      Press Release dated August 23, 2001.


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